UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 13, 2014

Concert Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36310	20-4839882
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

99 Hayden Avenue, Suite 500 Lexington, Massachusetts	02421
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 860-0045

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 13, 2014, the Board of Directors (the “Board”) of Concert Pharmaceuticals, Inc. (the “Company”) elected Wendell Wierenga, Ph.D., to serve as a class II director until the Company’s 2016 Annual Meeting of Stockholders and thereafter until his successor is duly elected and qualified. Dr. Wierenga will serve on the Nominating and Corporate Governance Committee of the Board.

Dr. Wierenga will receive compensation for his board service as a non-employee director in accordance with the Company’s previously disclosed director compensation program, including a one-time nonqualified stock option that was granted to Dr. Wierenga under the Company’s 2014 Stock Incentive Plan to purchase 25,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), with an exercise price of $13.91 per share, equal to the closing price of the Common Stock on the NASDAQ Global Market on the grant date. The option will vest in equal quarterly installments over a three-year period measured from the date of grant, subject to Dr. Wierenga’s continued service as a director, and will become exercisable in full upon a change in control of the Company.

In addition, on March 13, 2014, Dr. Wierenga entered into an indemnification agreement (the “Indemnification Agreement”) with the Company. The Indemnification Agreement is substantially identical to the form of indemnification agreement that the Company has entered into with its other directors and provides that the Company will indemnify Dr. Wierenga for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him in any action or proceeding arising out of his service as one of the Company’s directors.

The foregoing description of the Indemnification Agreement is qualified in its entirety by the full text of the form of indemnification agreement by and between the Company and each of its officers and directors, which is incorporated herein by reference to Exhibit 10.13 to the Company’s Registration Statement on Form S-1 (File No. 333-193335), filed with the Securities and Exchange Commission on January 13, 2014.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The Exhibits to this Current Report on Form 8-K are listed in the Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCERT PHARMACEUTICALS, INC.

	By:	/s/ Roger D. Tung
Date: March 17, 2014		Roger D. Tung
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1 (1)	Form of Director and Officer Indemnification Agreement by and between the Registrant and each of Roger D. Tung, Nancy Stuart, D. Ryan Daws, James E. Shipley, Ian Robert Silverman, Pauline McGowan, Richard H. Aldrich, Ronald W. Barrett, John G. Freund, Peter Barton Hutt, Wilfred E. Jaeger, Helmut M. Schühsler and Wendell Wierenga

(1)	Incorporated by reference to Exhibit 10.13 to Concert Pharmaceuticals, Inc.’s Registration Statement on Form S-1 (File No. 333-193335), filed with the Securities and Exchange Commission on January 13, 2014.